EXHIBIT 10.7

Jensyn Acquisition Corp.

Jensyn Integration Services, LLC

800 West Main Street, Suite 204

Freehold, New Jersey 07728

Re: Administrative Services Agreement

December 1, 2014

Ladies and Gentlemen:

This letter agreement will confirm our agreement that, commencing on the date the securities of Jensyn Acquisition Corp. (the “Company”) are first listed on the NASDAQ Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (the “Initial Business Combination”) or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Jensyn Integration Services, LLC, a Delaware limited liability company (“JIS”), shall make available to the Company, at 800 West Main Street, Suite 204, Freehold, New Jersey 07728 (or any successor location of JIS), certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefor, the Company shall pay JIS the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date, provided, however, that the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside of the Company’s trust account (as described in the Registration Statement) to pay actual or anticipated expenses in connection with the Initial Business Combination. Any such unpaid amount shall accrue without interest and be due and payable no later than the date of the consummation of the Initial Business Combination.

JIS hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent that they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

[Signature Page Follows]

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Very truly yours,

JENSYN ACQUISITION CORP.

By:	/s/ Jeffrey J. Raymond
Name:	Jeffrey J. Raymond
Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

JENSYN INTEGRATION SERVICES, LLC

By:	/s/ Rebecca Irish
Name:	Rebecca Irish
Title:	Managing Member

[SIGNATURE PAGE TO ADMINISTRATIVE SERVICES LETTER AGREEMENT]

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